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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Registration Statement on Form S-3 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated July 29, 2004, on the financial statements of Array BioPharma Inc. incorporated by reference in the Registration Statement on Form S-3 (No. 333-114699) and related Prospectus of Array BioPharma Inc. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 (No. 333-114699).

                      /s/ ERNST & YOUNG LLP

Denver, Colorado
December 8, 2004

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Consent of Independent Registered Public Accounting Firm